CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Nuveen Investment Funds, Inc. of our report dated December 27, 2017, relating to the financial statements and financial highlights, which appears in Nuveen Small Cap Select Fund’s Annual Report on Form N-CSR for the year ended October 31, 2017. We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 26, 2018